As filed with the Securities and Exchange Commission on June 4, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SELECT COMFORT CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1597886
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9800 59th Avenue North

Minneapolis, Minnesota 55442

(Address of Principal Executive Offices) (Zip Code)

Select Comfort Corporation 2010 Omnibus Incentive Plan

(Full Title of the Plan)

Mark A. Kimball

Senior Vice President, Legal, General Counsel and Secretary

Select Comfort Corporation

9800 59th Avenue North

Minneapolis, Minnesota 55442

(763) 551-7000

(Name and Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies requested to:

Thomas R. Marek, Esq.

Oppenheimer Wolff & Donnelly LLP

45 South Seventh Street, Suite 3300

Minneapolis, Minnesota  55402-1509

(612) 607-7309

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,000,000 shares	$11.035	$33,105,000.00	$2360.39

(1)          The number of shares of common stock, par value $0.01 per share, of Select Comfort Corporation (“Common Stock”), consists of the aggregate number of shares which may be issued under Select Comfort Corporation 2010 Omnibus Incentive Plan (the “Plan”).  The maximum number of shares of Common Stock that may be issued under the Plan is subject to adjustment in accordance with certain provisions of the Plan.  Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), to the extent additional shares of Common Stock may be issued or issuable as a result of a stock split, stock dividend or other similar transaction while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional shares of Common Stock.

(2)          Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices of the Common Stock, as reported on the NASDAQ Global Select Market on June 1, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*                                         As permitted under Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8, this Registration Statement omits the information specified in Part I of this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The rules of the Securities and Exchange Commission (the “Commission”) allow Select Comfort Corporation (the “Registrant”) to incorporate by reference information into this Registration Statement.  This means that the Registrant may disclose important information to you by referring you to another document.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)                                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 2, 2010 (File No. 000-25121);

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2010 (File No. 000-25121);

(c)           The Registrant’s Current Reports on Form 8-K filed on March 15, 2010 and March 29, 2010 (File No. 000-25121); and

(d)                                 The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statements filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such descriptions.

In addition, all documents filed with the Commission by the Registrant (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the time of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration

Statement modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The opinion of counsel as to the legality of the securities being registered, which is Exhibit 5.1 to this Registration Statement, is rendered by Mark A. Kimball, Senior Vice President, Legal, General Counsel and Secretary of the Registrant.  As of June 1, 2010, Mr. Kimball beneficially owned, directly or indirectly, 160,097.7 shares of Common Stock, including 174,051 shares that he had the right to acquire within 60 days through the exercise of stock options.

The Registrant and its subsidiaries has agreed to indemnify and hold KPMG LLP (KPMG) harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Registrant’s past financial statements incorporated by reference in this registration statement.

Item 6.  Indemnification of Directors and Officers.

The Registrant is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”).  Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met.  These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that, in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation.  In addition, Section 302A.521, subd. 3 requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances.  A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

Our Third Restated Articles of Incorporation, as amended, provide that each of our past and present directors, officers, employees, or agents, and each person who serves or may have served at our request as a director, officer, employee or agent of another corporation or employee benefit plan and their respective heirs, administrators and executors, will be indemnified by us in accordance with, and to the fullest extent permissible under, the provisions of Chapter 302A of the Minnesota Statutes, as amended.

Our Restated Bylaws provide that the indemnification will cover all expenses incurred by an indemnified person, including attorneys’ fees and other expenses of litigation and all liabilities and losses incurred by the indemnified person in connection with a proceeding in which they are made a party, threatened to be made a party to, or is involved in or called as a witness because the indemnified person is our director, officer or representative.  If authorized by our board of directors, we will pay for reimbursable expenses in advance of the final disposition of a proceeding if we receive an undertaking from the indemnified party that such person will repay the amount advanced if it is ultimately determined that the person is not entitled to be indemnified by us.

We maintain a directors and officers insurance policy pursuant to which our directors and officers are insured against liability for certain actions in their capacity as directors and officers.

There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description
3.1

Third Restated Articles of Incorporation of Select Comfort Corporation, as amended (incorporated by reference to Exhibit 3.1 contained in Select Comfort’s Annual Report on Form 10-K for the fiscal year ended January 1, 2000 (File No. 0-25121)).

3.2

Articles of Amendment to Third Restated Articles of Incorporation of Select Comfort Corporation (incorporated by reference to Exhibit 3.1 contained in Select Comfort’s Current Report on Form 8-K filed May 16, 2006 (File No. 0-25121)).

3.3

Articles of Amendment to Third Restated Articles of Incorporation of Select Comfort Corporation (incorporated by reference to Exhibit 3.1 contained in Select Comfort’s Current Report on Form 8-K filed May 25, 2010 (File No. 0-25121)).

3.4	Restated Bylaws of Select Comfort Corporation (incorporated by reference to Exhibit 3.1 contained in Select Comfort’s Current Report on Form 8-K filed May 21, 2007 (File No. 0-25121)).

5.1	Opinion of Counsel Regarding Legality (filed herewith).

23.1	Consent of Counsel (included as part of Exhibit 5.1).

23.2	Consent of KPMG LLP (filed herewith).

24.1	Power of Attorney (filed herewith).

Exhibit No.	Description
99.1	Select Comfort Corporation 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 contained in Select Comfort’s Current Report on Form 8-K filed May 25, 2010 (File No. 0-25121)).

Item 9.  Undertakings.

(a)                                  The undersigned Registrant hereby undertakes as follows:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 4, 2010.

SELECT COMFORT CORPORATION
(Registrant)

By:	/s/ Mark A. Kimball
Mark A. Kimball
Senior Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William R. McLaughlin	President, Chief Executive Officer and	June 4, 2010
William R. McLaughlin	Director (principal executive officer)

/s/ James C. Raabe	Senior Vice President and Chief	June 4, 2010
James C. Raabe	Financial Officer (principal financial and accounting officer)

/s/ Mark A. Kimball	Directors	June 4, 2010
Mark A. Kimball

As attorney in fact for Ervin R. Shames, Stephen L. Gulis, Jr., Christopher P. Kirchen, David T. Kollat, Brenda J. Lauderback, Michael A. Peel and Jean-Michel Valette

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
3.1	Third Restated Articles of Incorporation of the Select Comfort Corporation	Incorporated by reference to Exhibit 3.1 contained in Select Comfort’s Annual Report on Form 10-K for the fiscal year ended January 1, 2000 (File No. 0-25121).

3.2	Articles of Amendment to Third Restated Articles of Incorporation of Select Comfort Corporation	Incorporated by reference to Exhibit 3.1 contained in Select Comfort’s Current Report on Form 8-K filed May 16, 2006 (File No. 0-25121).

3.3	Articles of Amendment to Third Restated Articles of Incorporation of Select Comfort Corporation	Incorporated by reference to Exhibit 3.1 contained in Select Comfort’s Current Report on Form 8-K filed May 25, 2010 (File No. 0-25121).

3.4	Restated Bylaws of Select Comfort Corporation	Incorporated by reference to Exhibit 3.1 contained in Select Comfort’s Current Report on Form 8-K filed May 21, 2007 (File No. 0-25121).

5.1	Opinion of Counsel Regarding Legality	Filed herewith.

23.1	Consent of Counsel	Included as part of Exhibit 5.1.

23.2	Consent of KPMG LLP	Filed herewith.

24.1	Power of Attorney	Filed herewith.

99.1	Select Comfort Corporation 2010 Omnibus Incentive Plan	Incorporated by reference to Exhibit 10.1 contained in Select Comfort’s Current Report on Form 8-K filed May 25, 2010 (File No. 0-25121).